EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Nos. 333-155607 and 333-163294) and on Form S-8 (Registration Nos. 333-48130, 033-54158, 333-88229, 333-58676, 333-65400, 333-104354, 333-115713, 333-136648, 333-159513, and 333-174145) of Quaker Chemical Corporation of our report dated March 6, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Philadelphia, PA
March 6, 2013